Exhibit 10
AMENDMENT NO. 1
TO
THE OPERATING AGREEMENT
OF IKM JV, LLC
     THIS AMENDMENT NO.1 (this “Amendment”) to the Operating Agreement of IKM JV, LLC, a Nevada limited liability company (the “Company”), dated as of September 30, 2008 (the “Amendment Effective Date”), is entered into by and between IKM MGM, LLC, a Nevada limited liability company (“MGM JV”) and KERZNER ISTITHMAR LAS VEGAS LLC, a Delaware limited liability company (“KERZNER JV”).
RECITALS
     WHEREAS, MGM JV, KERZNER JV, as members, and IKM MGM MANAGEMENT, LLC, a Nevada limited liability company and KERZNER CONCEPTS LIMITED, a Bahamian company, as managers, entered into that certain Operating Agreement of IKM JV, LLC (the “Agreement”), dated as of September 10, 2007, with respect to the subject matters set forth therein;
     WHEREAS, pursuant to Section 6.8 of the Agreement, the Agreement may be amended by a written agreement signed by each of the Members; and
     WHEREAS, MGM JV and KERZNER JV desire to amend the Agreement as set forth in this Amendment.
     NOW, THEREFORE, in consideration of the above premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:
AGREEMENT

Section 1	Defined Terms. Each capitalized term used and not defined herein shall have the meaning assigned to it in the Agreement.

Section 2	Amendment to the Agreement. Effective as of the Amendment Effective Date:
(a)	Section 1.3. Definitions
The definition of “Excess Carrying Costs” is amended so that the “February 1, 2008” date is deleted and replaced by “August 1, 2008.” In all other respects, the definition remains unchanged.
(b)	Section 3.2(b)(i)(B). Kerzner JV’s Initial Capital Contribution
Section 3.2(b)(i)(B) is deleted in its entirety and replaced with the following:

“(B) up to Ten Million Dollars ($10,000,000), in the aggregate, at such time, or from time to time, as may be required to enable the Company to meet its obligations on a timely basis (the amounts in clauses (A) and (B) to be used to pay Pre-Development Expenses, including Initial Services Fee (as defined in the Professional Services Agreement)).”
(c)	Section 3.8. Excess Carrying Costs
The first sentence of Section 3.8 is deleted in its entirety and replaced with the following:
“Any Excess Carrying Costs shall be the responsibility of the Company, and concurrently with the Closing an amount equal to any such Excess Carrying Costs shall be paid by the Company to MGM JV or its designee.”
The phrase “the 18-month anniversary of the Signing Date” is deleted from each of the third sentence and the last sentence of Section 3.8 and replaced, in each case, with: “March 10, 2010”
(d)	Section 6.1(b)(ii). Business Plan
Section 6.1(b)(ii) is hereby amended to delete: “Within one hundred eighty (180) days after the Signing Date” and replace same with “As soon as practicable after the Signing Date”
(e)	Dissolution.
Section 10.1(g) of the Agreement is deleted in its entirety and replaced with the following:
“(g) at the request of any Non-Defaulting Member if the Closing Date has not occurred by March 10, 2010 (such date, as may be extended pursuant to the immediately succeeding proviso, the “End Date”); provided that in the event that the Closing Date has not occurred by March 10, 2010, KERZNER JV may elect to delay the right of MGM JV to dissolve the Company pursuant to this Section 10.1(g) until June 10, 2010 by providing written notice of such election to MGM JV (it being understood that notwithstanding the election by KERZNER JV to extend the End Date, KERZNER JV shall have the right to cause the dissolution of the Company pursuant to this Section 10.1(g) at any time following March 10, 2010 by providing written notice to MGM JV)”.

Section 3.	Effect of Amendment. This Amendment (including the Recitals hereto) constitutes the complete and exclusive statement of the agreement among the Members with regard to the subject matter of this Amendment. Except as modified hereby, the Agreement shall remain in full force and effect. On and after the Amendment Effective Date, each reference in the Agreement to “this

Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Agreement in any other agreements, documents or instruments executed and delivered pursuant to the Agreement, shall mean and be a reference to the Agreement, as amended by this Amendment.

Section 4.	Governing Law. This Amendment shall be governed by the laws of the State of Nevada, without regard to conflict of laws principles.

Section 5.	Counterparts. This Amendment may be executed in two or more counterparts (including by facsimile or similar means of electronic communication), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[Signature Pages Follow.]

     IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 to the Operating Agreement of IKM JV, LLC as of the date first written above.

IKM MGM, LLC
/s/ John M. McManus
Name:	John M. McManus
Title:	Assistant Secretary

KERZNER ISTITHMAR LAS VEGAS LLC
/s/ Paul O’Neil
Name:	Paul O’Neil
Title:	COO, Kerzner International

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE
OPERATING AGREEMENT OF IKM JV, LLC]